UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Remark Holdings, Inc.

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3960 Howard Hughes Parkway, Suite 900
Las Vegas, Nevada 89169

SUPPLEMENT TO PROXY STATEMENT
FOR
2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 28, 2019

This proxy statement supplement (this “Proxy Supplement”), dated June 7, 2019, supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of Remark Holdings, Inc. (“Remark,” “we,” “us” or “our”), dated May 17, 2019 and made available to you in connection with the solicitation of proxies by our board of directors (the “Board”) for our 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 28, 2019, at 10:00 a.m. PT, at our offices located at 3960 Howard Hughes Parkway, Suite 900, Las Vegas, Nevada 89169. You should read the entire Proxy Statement, this Proxy Supplement (which contains important information that supplements and updates the Proxy Statement), and any additional proxy materials carefully before voting your shares. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The Proxy Statement, this Proxy Supplement and our Annual Report on Form 10-K for the year ended December 31, 2018 are available at www.envisionreports.com/MARK.

PROPOSAL 1: ELECTION OF DIRECTORS

The following information supplements and updates the section titled Proposal 1: Election of Directors beginning on page 4 of the Proxy Statement.

Director Nominees for Election - Substitute Nominee

As previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 28, 2019, William Grounds resigned from the Board. On the same day, the Board appointed Dr. Elizabeth Xu as a director to fill the vacancy created by Mr. Grounds’s resignation. In light of Mr. Grounds’s resignation, he will not stand for election as a director at the Annual Meeting.

As stated in the Proxy Statement, if for any reason any nominee does not stand for election, except where authority to vote for directors has been withheld, proxies received pursuant to the solicitation for the Annual Meeting will be voted in favor of the remainder of those named and may be voted for substitute nominees in place of those who do not stand. The Board has nominated Dr. Xu as a substitute nominee for election to the Board at the Annual Meeting in place of Mr. Grounds, and Dr. Xu has indicated that she is willing and able to serve as a director. Information relating to Dr. Xu and her proposed election as a director at the Annual Meeting is being provided in this Proxy Supplement.

We have updated our proxy card and voting instructions provided in our Notice of Internet Availability of Proxy Materials in connection with the Annual Meeting to reflect this substitution of nominees. However, the proxy card or voting instructions distributed with the Proxy Statement remains valid, and stockholders who have already returned their proxy card or provided voting instructions do not need to take any action unless they want to change or revoke their voting instructions. See Voting Information Update below for additional information.

The following paragraphs set forth information regarding Dr. Xu, including her business experience for the past five years (and, in some instances, for prior years) and additional information about the specific experience, qualifications, skills, or attributes that led to the Board’s conclusion that she should serve as a director. Dr. Xu was appointed to the Board on May 28, 2019, and was recommended to the Nominating and Governance Committee by our Chief Executive Officer.

Dr. Xu, age 54, has served as a member of our Board since May 2019. From February 2018 to May 2019, Dr. Xu served as the Group CTO at Thailand-based Charoen Pokphand Group (CP Group), one of the world's largest conglomerates, where she drove the company’s technology strategy and advancement, and oversaw workforce re-training for more than 200 of the company’s subsidiaries in various industries. During that time period, she also served as CEO of the CP Group subsidiaries in Thailand and the United States that conducted CP Group’s research and development. From 2014 to 2017, Dr. Xu held several leadership roles, including serving as CTO, with BMC Software, Inc. (BMC), a global leader in information technology service management. Before joining BMC, Dr. Xu held senior management positions at several other organizations, including LiveRamp Holdings, Inc. (formerly known as Acxiom Corporation), Deem (formerly known as Rearden Commerce) and Vitria Technology. She started her management career at IBM in 1996, where she developed the IBM Content Management Suite and DB2. Dr. Xu earned a B.S. degree and an M.S. degree from Peking University, as well as an M.S. in Computer Science and a Ph.D. in Atmospheric Science from the University of Nevada, Reno. She has also completed advanced executive-education programs at Stanford Business School and management training from Harvard Business School.

Dr. Xu’s qualifications to serve on the Board include her senior executive experience as former Group CTO of CP Group and CEO of various CP Group subsidiaries, and global business experience in operational and governance roles for technology businesses.

Recommendation of the Board

The Board unanimously recommends a vote “FOR” the election of each of its five director nominees, which now include Elizabeth Xu as substitute nominee in place of William Grounds, to the Board to serve until the 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualify.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following supplements the information set forth in the section titled Security Ownership of Certain Beneficial Owners and Management beginning on page 10 of the Proxy Statement.

The following table presents information with respect to the beneficial ownership of our Common Stock as of the date of this Proxy Supplement by Elizabeth Xu, our substitute nominee for director. The address of Dr. Xu is:

c/o Remark Holdings, Inc.
3960 Howard Hughes Parkway, Suite 900
Las Vegas, Nevada 89169

	Number of Common Stock Shares	Percentage of Outstanding Common Stock Shares
Elizabeth Xu	—	—

CORPORATE GOVERNANCE

Director Independence

The Board has determined that all of our current non-employee directors, now including Dr. Xu, are independent within the meaning of SEC and NASDAQ rules.

Board Committees

Audit Committee. Our Audit Committee is comprised of Messrs. Botts and Stein and Dr. Xu, each of whom is independent under applicable NASDAQ listing standards. Mr. Botts serves as Chairman of the Audit Committee.

Compensation Committee. Our Compensation Committee is comprised of Mr. Ratner and Dr. Xu, each of whom is independent under applicable NASDAQ listing standards. Mr. Ratner serves as Chairman of the Compensation Committee.

Nominating and Governance Committee. Our Nominating and Governance Committee is comprised of Messrs. Ratner and Stein and Dr. Xu, each of whom is independent under applicable NASDAQ listing standards. Mr. Stein serves as Chairman of the Nominating and Governance Committee.

VOTING INFORMATION UPDATE

As discussed in the section titled Proposal 1: Election of Directors, as updated by this Proxy Supplement, the Board has nominated Dr. Xu as a substitute nominee for election to the Board at the Annual Meeting in place of Mr. Grounds, and Dr. Xu has indicated that she is willing and able to serve as a director.

In the election of directors (Proposal 1), each director nominee receiving a plurality of the affirmative (“FOR”) votes cast will be elected (meaning that the five director nominees, including Dr. Xu, who receive the highest number of shares voted “for” their election are elected).

The proxy card or voting instructions initially distributed with the Proxy Statement remains valid. Stockholders who have already returned their proxy card or provided voting instructions do not need to take any action unless they want to change or revoke their voting instructions. Pursuant to the discretionary voting authority granted to the proxy holders, any shares represented at the Annual Meeting by the old proxy card or voting instructions will be voted with respect to the election of Dr. Xu, as substitute nominee for Mr. Grounds, as a director.